EXHIBIT A - FORM OF EMPLOYMENT AGREEMENT
                    ----------------------------------------

                                AllCom USA, Inc
                     10390 Commerce Center Drive, Suite 250
                           Rancho Cucamonga, CA 91730

John Cheney
12341 Four Winds Way,
Victorvilie, CA  92392

THIS AGREEMENT is made and entered into effective February 01, 2003 (the "Effective Date") by and between AllCom USA, Inc., a corporation duly organized and existing under the laws of the State of Nevada with current place of business at 10390 Commerce Center Drive, Suite 250, Rancho Cucamonga, CA 91730 hereinafter referred to as ALLCOM, and John Cheney, hereinafter referred to as "Executive."

                                    RECITALS
                                    --------

A. These Recitals shall be considered a part of this Agreement and shall explain the general nature and purposes of ALLCOM's business and Executive's rights, powers, and obligations under this Agreement Any interpretation or construction of this Agreement shall be considered in light of these Recitals.

B. ALLCOM is engaged in the business of offering and providing telecommunications services consisting of voice, data, video, internet, and other services, primarily to carriers, commercial business & residential users though the resale & agent channel.

C. ALLCOM desires to employ Executive and Executive desires to be employed by ALLCOM as its Sales Director, on the terms and conditions set forth in this
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     Agreement  and  any  attachment  or  exhibit  connected  hereto.

D. For the reasons set forth above, and in consideration of the mutual promises and agreements set forth in this Agreement, ALLCOM and Executive agree as follows:

                                    ARTICLE 1
                                    ---------

                                   EMPLOYMENT

1.01 ALLCOM hereby employs and hires Executive and Executive hereby accepts and agrees to such hiring and employment, subject and pursuant to the general supervision, advice and direction of the Chief Executive Officer (CEO) and Board of Directors.

1.02 Executive shall perform such duties as are customarily performed by persons holding such positions in other, same, or similar businesses or enterprises as that engaged in by ALLCOM. Executive shall have the following enumerated powers, the exercise of which shall be unfettered unless Executive's actions constitute a gross dereliction of duty or a clear violation of ALLCOM's strategic business plan.

     a.   to manage and direct the day-to-day sales of ALLCOM.

1.03 Executive shall at all times faithfully, industriously and to the best of his abilities, experience and talents perform all of those duties that may be required of and from him pursuant to the express and implied terms of this Agreement, to the reasonable satisfaction of ALLCOM.

                                    ARTICLE 2
                                    ---------

2.01 The term "Term" of Executive's employment shall be for a period of one (1) year from the Effective Date, subject to the provisions set forth in this Agreement. Upon the expiration of this initial one-year term, this Agreement shall automatically renew in one (1) year periods unless either Executive or ALLCOM


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     provides  the  other with written notice of intention not to renew at least thirty  (30)  days  prior  to  the  expiration  of  the  then current term.

2.02 Notwithstanding the provisions of Section 2.01, if ALLCOM is acquired by another party or if an Initial Public Offering (IPO) of ALLCOM is consummated, Executive shall continue his employment under this Agreement.

                                    ARTICLE 3
                                    ---------
                            COMPENSATION AND BENEFITS

3.01 SALARY. Executive shall be paid an initial annualized salary of Seventy Two Thousand Dollars ($72,000) that shall be payable in semi-monthly installments of $3,000, Executive's salary shall be increased in accordance with the bonus plan as described below.

     BONUS. Bonus will be based on performance of ALLCOM, payable as follows: 1) when gross billing reaches $500,000 a month, the semi-monthly salary payments increase to $3,500 2) when gross billing reaches $750,000 a month, the semi-monthly salary payments increase to $4,000, 3) when gross billing reaches $1,000,000 a month, the semi-monthly salary payments increase to $5,000.

     OTHER BENEFITS. Executive shall receive such fringe benefits as are, and may be from time to time made available to other employees of ALLCOM. Such benefits include, but are not necessarily limited to, a medical (including family members), plus any pre-approved business expenses as outlined below

     EXPENSE  REIMBURSEMENT  (justified  business  expenses).   Executive  shall
     receive reimbursement for pre-approved business expenses. Such business expenses may include, but are not necessarily limited to, certain vehicle expenses, cellular, telephone and high-speed internet access and business related travel expenses.

     Upon receipt of an itemized accounting of any expenses incurred by Executive in connection with performance of his duties on behalf of ALLCOM, Executive shall be reimbursed promptly. By pre-arrangement, expenses can be covered on a company credit card, in which case Executive will provide necessary documentation.

                                    ARTICLE 4
                                    ---------
                           DUTIES AND RESPONSIBILITIES

4.01 While employed by ALLCOM on a full-time basis, Executive will not engage in any other gainful employment or business activity without the written consent of ALLCOM. While Executive renders services to ALLCOM, Executive also will not assist any person or organization in competing with ALLCOM, or in preparing to compete with ALLCOM or in hiring any employees of ALLCOM.

                                    ARTICLE 5
                                    ---------
                          VACATION AND LEAVE OF ABSENCE

5.01 Executive is entitled to twenty (20) business days of paid vacation for every twelve months, in addition to ALLCOM's normal holidays and other non-business days. Executive shall be granted reasonable requests for leaves of absences. Sick days shall be afforded in accordance with ALLCOM's stated personnel policies.

                                    ARTICLE 6
                                    ---------
                                  TERMINATION

6.01 Executive may tender his resignation prior to the end of the Term by providing one month written notice of his intention to resign. If such resignation is accepted by ALLCOM, Executive shall be entitled to retain all stock options which have been provided to him hereunder as of the date of actual termination and to


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     receive  all  salary, bonuses, vacation and sick leave earned or accrued up to said date. In the event ALLCOM refuses to accept Executive's resignation. Executive must abide by the terms of this Agreement.

6.02 Any other provisions of this Agreement notwithstanding, ALLCOM may terminate Executive's employment without notice and without any further compensation obligations, including without limitation any severance pay, if the termination is based on cause, fraud, embezzlement, securities law violation, or other gross misconduct which causes material economic damage to ALLCOM or material damage to the business reputation of ALLCOM. Such termination shall terminate Executive's rights to any and all further compensation, bonus, severance or benefits as set forth in this Agreement, effective the last day of Executive's employment with ALLCOM.

6.03 Should ALLCOM terminate Executive's employment for any reason other than set forth in Section 6.02, or an outright sale, Executive shall be paid as severance, immediately upon the date set for termination, all salary, bonus and the cash equivalent of all other benefits set forth in this Agreement, as well as the issuance of all stock options or warrants called for hereunder for the balance of the term.

                                    ARTICLE 7
                                    ---------
                                  MISCELLANEOUS

7.01 GOVERNING LAW: This Agreement shall be governed according to the laws of the State of California and venue shall be in the County of Los Angeles, California.

7.02 SUCCESSORS: This Agreement is personal to Executive and ALLCOM and neither may assign or transfer any part of the rights or duties hereunder, to any other person or entity, except in the event of a bona fide sale or merger of ALLCOM.

7.03 WAIVER: The waiver by either parry of the breach or nonperformance of the other hereunder shall not operate or be construed as a waiver of any further breach or nonperformance of this Agreement.

7.04 MODIFICATION: This Agreement shall not be changed or modified except by a written document executed by both parties hereto.

7.05 ATTORNEYS FEES. In the event enforcement of this Agreement becomes necessary, Executive is entitled to reasonable attorney's fees, costs and expenses in connection with such proceeding, in addition to any other relief that may be granted, if and only if Executive is the prevailing party to such dispute.

7.06 DISPUTES: Any dispute or controversy arising under, out of, in connection with or in relation to this Agreement or the employment of EXECUTIVE and ALLCOM or the termination of employment of Executive with ALLCOM, including any claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Family and Medical Leave Act, and any other federal, state or local statute, regulation or ordinance pertaining to employment, shall be finally determined and settled by arbitration. Arbitration shall be initiated by one party making written demand upon the other party and simultaneously filing the demand together with required fees in the office of the American Arbitration Association in Los Angeles, California. The arbitration proceeding shall be conducted by a single arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The arbitration award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over such parties. The prevailing party (as determined by the arbitrator) shall be awarded by the arbitrator such party's attorney's fees, costs and expenses in connection with such proceeding, in addition to any other relief that may be granted.

7.07 NON COMPETE COVENANT: Should this Agreement be terminated voluntarily by Executive or involuntarily by the Board for any breach of duties as outlined in Article 6.03 of this Agreement. Executive agrees to not to compete for a period of 1 year. Non Compete is to be defined as taking any of the Company's customers. Executive understands and agrees to cease business practices which adversely


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     impact the Company's business, upon written notice by the Company. Under no circumstance or interpretation of Article 7.07 shall this covenant be construed to restrict Executive's ability to make a living in the telecommunications field.

7.08 PROPRIETARY  INFORMATION  AND  INVENTIONS  AGREEMENT

     Like all Company employees, Executive will be required, as a condition to employment with the Company, to sign the Company's standard Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A.

7.09 AMENDMENT

     This Agreement may not be amended or modified except by an express written agreement signed by you and a duly authorized officer of ALLCOM.



IN WITNESS WHEREOF, the parties have executed this instrument the day and year first above written. The undersigned warrants he is competent and authorized to act on behalf of the Board of Directors, and has received sufficient votes to enter into this Agreement. The undersigned Executive warrants that he is competent and authorized to enter into this Agreement.


AllCom USA, Inc.



By: /s/ Larry Wilcox                                 /s/ John Cheney
    -------------------------------------            -----------------------
    Larry Wilcox, Chief Executive Officer            John Cheney


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